Exhibit 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.

Armstrong Holdings, Inc. and

Armstrong World Industries, Inc.

(the “Companies”)

Written Statement by Chief Executive Officer

Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I certify to the best of my knowledge and belief that the Companies’ Amendment No. 2 on Form 10-K/A annual report containing their respective financial statements for the fiscal year ended December 31, 2003 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Companies as of that date.

/s/ Michael D. Lockhart
Michael D. Lockhart Chairman, President and Chief Executive Officer Armstrong Holdings, Inc. and Armstrong World Industries, Inc.

Dated: November 4, 2004

A signed original of this written statement required by Section 906 has been provided to the companies and will be retained by the Companies and furnished to the Securities and Exchange Commission or its staff upon request.